                                                                    Exhibit 10.9

                  VISTEON HOURLY EMPLOYEE CONVERSION AGREEMENT

     This Agreement relating to certain employment, labor matters and employee benefit plans ( this "AGREEMENT") dated effective as of October 1, 2005 is made and entered into by and among Visteon Corporation, a Delaware corporation ("VISTEON") and Ford Motor Company, a Delaware corporation ("FORD"). Visteon and Ford are referred to herein individually as a "PARTY" and collectively as the "PARTIES".

                                   WITNESSETH:

     WHEREAS, Visteon and Ford have agreed to restructure their business and commercial relationships, resulting in, among other matters, a Ford controlled entity acquiring, through the purchase of Automotive Components Holdings, Inc. f/k/a VFH Holdings, Inc., a Delaware corporation, certain assets and liabilities related to Visteon's North American business, (the "BUSINESS") pursuant to a Visteon "B" Purchase Agreement dated as of September 12, 2005, which assets will be held by Automotive Components Holdings, LLC f/k/a VFH Holdings, LLC, a Delaware limited liability company ("ACH") and wholly-owned subsidiary of Automotive Components Holdings, Inc. f/k/a VFH Holdings, Inc.

     WHEREAS, Visteon employs directly certain U.S. hourly employees (as more specifically defined below, the "VISTEON EMPLOYEES") who are engaged in the Business;

     WHEREAS, the Visteon Employees are represented by the International Union, United Automobile Aerospace and Agricultural Implement Workers of America, UAW and its affiliated locals (collectively, "UAW" or the "UNION") and are covered under the terms and conditions of the Master Visteon-UAW Collective Bargaining Agreement dated June 29, 2000 and the Supplemental Agreement dated as of May 4, 2004 and extensions or successor agreements by and between Visteon and the UAW (collectively, "MASTER VISTEON CBA");

     WHEREAS, pursuant to the terms of a Memorandum of Agreement dated as of May 24, 2005 by and between the UAW, Ford and Visteon ("MOA"), the parties thereto agreed that all Visteon Employees represented under the Master Visteon CBA would be converted to Ford employees and thereafter be subject to the terms and conditions of the collective bargaining agreement effective as of September 15, 2003 by and between Ford and the UAW ("FORD CBA") but only to the extent provided under the MOA; and

     WHEREAS, pursuant to the terms of the Ford Hourly Employee Assignment Agreement dated as of even date herewith by and between Ford and ACH, and as such agreement may be further amended ("ASSIGNMENT AGREEMENT"), the Visteon Employees who are converted to Ford employees
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under the terms of this Agreement will be assigned to work at ACH unless otherwise deployed by Ford. If assigned to ACH, such employees will be considered "FORD ASSIGNED EMPLOYEES" as defined in the Assignment Agreement or as defined in any amendments, whether now or in the future, to such Agreement.

     NOW, THEREFORE, in consideration of the premises and mutual promises herein made, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

     Section 1.01. Definitions. Unless otherwise defined herein, the capitalized terms used herein shall have the following meanings:

     "CONVERSION DATE" shall mean, as to each Active Visteon Employee, October 1, 2005.

     "CONVERTED EMPLOYEES" shall mean Active Visteon Employees (as defined below) who are converted to Ford employees pursuant to the terms hereof and who are at work on the day immediately prior to the Conversion Date including those on contractual paid time off (i.e., jury duty, bereavement, short term military service, vacation and holiday).

     "INSURANCE EFFECTIVE DATE" shall mean, as to each Converted Employee, October 3, 2005, at 12:01 a.m., except that in the case of Health Benefits, it shall mean November 1, 2005 at 12:01 a.m.

     "VISTEON EMPLOYEES" shall mean U.S. persons represented by the Union, who have seniority status under the Master Visteon CBA as of the day immediately prior to the Conversion Date, who are full-time employees, and who are actively at work at Visteon on the day immediately prior to the Conversion Date including those on contractual paid time off with reinstatement rights (i.e., paid absence for jury duty, bereavement, short term military service, vacation or holiday) ("ACTIVE VISTEON EMPLOYEES"). For avoidance of doubt, Active Visteon Employees shall not include Visteon employees who are not at work at Visteon the day immediately prior to the Conversion Date for reasons other than paid absence for jury duty, bereavement, short term military service, vacation or holiday, such as employees on unpaid leave of absence, layoff status, workers' compensation leave, accident and sick leave or long term disability leave ("INACTIVE VISTEON EMPLOYEES").


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                                    ARTICLE 2
                            EMPLOYMENT RESPONSIBILITY

     Section 2.01. Employee Census. Prior to the Conversion Date, Visteon shall have delivered to Ford a preliminary employee census ("PRELIMINARY CENSUS") attached hereto as Exhibit 2.01. The Preliminary Census sets forth:

     (i) a list of all Active Visteon Employees by name and global identification number;

     (ii) the job classification of each Active Visteon Employee;

     (iii) the Visteon Service Date of each Active Visteon Employee; and

     (iv) the wage rate applicable to each Active Visteon Employee.

     Visteon shall revise the Preliminary Census as of October 1, 2005 to reflect any applicable changes and shall deliver such revised and updated Preliminary Census to Ford no later than October 13, 2005. Ford shall review the revised Preliminary Census within 10 days of receipt. Upon Ford's approval, such Preliminary Census shall become the "FINAL CENSUS" and shall become the new
Exhibit 2.01. At the time of delivery of each census, Visteon shall provide Ford, in a manner mutually agreed upon, with the social security numbers for each Active Visteon Employee included in the Preliminary and Final Censuses and both parties shall use their commercially reasonable best efforts to keep such social security numbers confidential.

     Section 2.02. Employment Conversion. Visteon and Ford shall respectively take such action as is necessary to convert the Visteon Employees to Converted Employees effective as of the Conversion Date. On such date, the Converted Employees shall be subject to the terms and conditions of the Ford CBA, to the extent provided in the MOA.

     Section 2.03. Seniority. Converted Employees shall be provided with seniority as described in the MOA.

     Section 2.04. Grievances. All unresolved grievances pertaining to Visteon Employees as of the Conversion Date shall be processed to conclusion under the terms of the Master Visteon CBA.

     Section 2.05. Employment and Medical Records. (a) Employment Records. Employment records of any kind pertaining to Converted Employees shall become the property of Ford as of the Conversion Date. Employee records shall remain in the physical custody of the appropriate hourly labor supervisors at the ACH plants where the Converted Employees are assigned to work. Ford shall cause ACH to permit Visteon to have reasonable access to such records at


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
Visteon's request. In the event a Converted Employee is reassigned to a non-ACH location, Ford shall cause ACH to transfer the employment records to the receiving location as soon as practicable following the reassignment.

     (b) Medical Records. For purposes of this Section (b), a "medical record" shall include, but is not limited to, reports, histories and physicals, progress notes, and other patient information (e.g., x-rays and x-ray readings, medical surveillance examinations, laboratory reports, operative reports, consultations, etc.). The medical record may be maintained in hard copy and/or on computerized systems. Visteon confirms that all Visteon Employees received a post-offer preplacement health assessment prior to hire at Visteon and that the assessment, the equivalent of a Ford post-offer preplacement screen, included the following: medical history, height, weight, blood pressure, pulse, full visual acuity, urine testing for sugar and albumin, urine drug testing and physical examination. Ford shall not require a post-offer pre-placement screen for a Converted Employee. Visteon represents, warrants and agrees that, as of their applicable Conversion Dates, each Converted Employee shall have had all scheduled medical surveillance examinations required by law.

     Medical records of any kind pertaining to Converted Employees shall become the property of Ford as of the Conversion Date. Medical records shall remain in the physical custody of the appropriate medical departments at the ACH plants where the Converted Employees are assigned to work. In the event a Converted Employee is reassigned to a non-ACH location, Ford shall cause ACH to transfer the medical records to the receiving location as soon as practicable following the reassignment.

                                    ARTICLE 3
                             OTHER EMPLOYEE MATTERS

     Section 3.01. Employee Benefit Plans and Arrangements. Visteon shall take such action as is necessary to terminate Converted Employees' participation in Visteon pension and savings plans on the Conversion Date and all other employee benefit plans or other employee programs sponsored by Visteon with respect to service on or after the Insurance Effective Date. Ford shall take such action as is necessary to enroll Converted Employees in employee benefit plans or other employee programs sponsored by Ford with respect to service on or after the Insurance Effective Date, and in accordance with the provisions of the MOA.
Schedule 3.01 hereto sets forth the transition plan with respect to the Ford employee benefit plans and other employee programs. Schedule 3.01 is provided for information purposes only to facilitate benefits administration and is not intended to create a legally binding obligation on Ford. Visteon shall not have a cause of action against Ford for breach related to any such arrangements described on Schedule 3.01.


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     Section 3.02. Workers' Compensation (W.C.). Ford shall be responsible for all claims which relate to injuries affecting Converted Employees that occur on or after the Conversion Date. Such claims shall be processed under the Ford self-insured or insured W.C. Program commencing on October 3, 2005. Visteon shall be responsible for all claims which relate to injuries affecting Converted Employees that occurred prior to the Conversion Date. Such claims shall be processed to conclusion under the Visteon self-insured or insured W.C. Program. Visteon shall continue to provide worker's compensation coverage for Converted Employees for the period of October 1, 2005 through October 2, 2005 and Ford shall reimburse Visteon for any claims during such period.

     Section 3.03. Family Support, Garnishments and Legal Holds. (a) Family Support. Visteon shall notify governmental agencies in advance of the Conversion Date of the change of employer in order that such agencies may refile with Ford.

     (b) Garnishments. Neither Visteon nor Ford shall notify any creditor of a Converted Employee of the change of employer. A Converted Employee may notify his or her creditor of the change of employer.

     (c) Legal Holds. Visteon shall inform the applicable courts in advance of the Conversion Date of the change of employer and the need to refile with Ford.

     Section 3.04. Employee Wage and Benefit Liabilities. Visteon shall pay, discharge and be responsible for (i) all wages and other compensation arising out of or relating to the employment of the Converted Employees prior to the Conversion Date; (ii) any benefits arising under Visteon employee benefit plans and programs relating to claims incurred or events that took place prior to the Conversion Date, including benefits with respect to claims incurred prior to the Conversion Date but reported after the Conversion Date; and (iii) workers' compensation claims, expenses, liabilities, or administrative responsibilities of any kind whatsoever with respect to injuries incurred prior to the Conversion Date, regardless of when reported. Ford shall pay, discharge and be responsible for (i) all wages and other compensation arising out of or relating to the employment of the Converted Employees on or after the Conversion Date; (ii) any benefits arising under the Ford CBA applicable to Converted Employees relating to claims incurred or events that took place on or after the Conversion Date; and (iii) workers' compensation claims, expenses, liabilities, or administrative responsibilities of any kind whatsoever with respect to injuries incurred after the Conversion Date.

     Section 3.05. Post-retirement Health Care Account. Within thirty (30) days of the Conversion Date, Visteon shall transfer to Ford an amount in cash equal to the Accumulated Projected Benefit Obligation ("APBO") in the Converted Employee's post-retirement health care account, valued as of


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September 30, 2005 and determined by Visteon's actuary using assumptions used by
Visteon for its hourly employees.

     Section 3.06. Communications. No communication to or with respect to Visteon Employees covering the transactions contemplated by this Agreement shall be released without the mutual agreement of Visteon and Ford.

     Section 3.07. HR Transitional Services. For the period of October 1, 2005 through October 2, 2005 (or November 1, 2005 with respect to Health Benefits), Visteon shall retain the Converted Employees under Visteon pay and benefit plans, to the extent legally permissible, in order to accommodate payroll cycles. Ford shall reimburse Visteon for the costs related to such pay and benefit plans for the applicable period.

     Section 3.08. Christmas Bonus. Visteon shall remain responsible for its pro rata share (i.e., 48/52ths) of any Christmas Bonus under the Master Visteon CBA. Ford shall provide Visteon with an invoice for the pro rata share of the Christmas Bonus two days prior to the applicable pay date and Visteon shall reimburse Ford the total due on the invoice on the second business day after receipt of the invoice.

                                    ARTICLE 4
                                 INDEMNIFICATION

     Section 4.01. Indemnity. Ford shall indemnify Visteon and its affiliates ("VISTEON INDEMNITEES") against and agrees to hold it harmless from any and all damage, loss, claim, liability and expense (including without limitation, reasonable attorneys' fees and expenses in connection with any action, suit or proceeding brought against any Visteon Indemnitee) incurred or suffered by any Visteon Indemnitee arising out of (i) breach of any agreement made by Ford hereunder; (ii) employment claims of Converted Employees which arise or take place subsequent to the Conversion Date; or (iii) any claim by Converted Employees (or their dependents or beneficiaries), arising out of or in connection with the operation, administration, funding or termination of any of Ford's employee benefit plans or programs applicable to Converted Employees after the Conversion Date, including, without limitation, claims made to the Pension Benefit Guaranty Corporation ("PBGC"), the Department of Labor ("DOL"), the Internal Revenue Service ("IRS"), the Securities and Exchange Commission ("SEC") or comparable federal or national agencies in the United States.

     Visteon shall indemnify Ford and its affiliates ("FORD INDEMNITEES") against and agrees to hold them harmless from any and all damage, loss, claim, liability and expense (including without limitation, reasonable attorneys' fees and expenses in connection with any action, suit or proceeding brought against any Ford Indemnitee) incurred or suffered by any Ford Indemnitee arising out of
(i) breach of any agreement made by Visteon hereunder; (ii) employment claims of


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
Converted Employees whenever made which arose or took place prior to the Conversion Date; or (iii) any claim by Converted Employees (or their dependents or beneficiaries), arising out of or in connection with the operation, administration, funding or termination of any of Visteon's employee benefit plans or programs applicable to Converted Employees prior to the Conversion Date or in connection with the operation and administration of any such plans on or after the Conversion Date, including, without limitation, claims made to the PBGC, DOL, IRS, SEC or comparable federal or national agencies in the United States.

     Section 4.02. Procedure for Indemnity. The procedure for indemnification under this Article 4 shall be the same procedure set forth in Section 7.03 of the Visteon Salaried Employee Lease Agreement dated as of even date herewith between Visteon and ACH.

     Section 4.03. Survival of Indemnity Procedure. The provisions of this Article shall survive the termination of this Agreement indefinitely or until the latest date permitted by applicable law.

                                    ARTICLE 5
                               GENERAL PROVISIONS

     Section 5.01. Notices. All notices, requests and other communications to any Party hereunder shall be in writing (including facsimile transmission and electronic mail ("E-MAIL") transmission, so long as a receipt of such e-mail is requested and received) and shall be given, if to Ford, to:

          Ford Motor Company
          Office of the Secretary
          One American Road
          11th Floor World Headquarters
          Dearborn, Michigan 48126
          Attention: Peter J. Sherry, Jr.
          Associate General Counsel
          Facsimile No.: (313) 248-8713
          E-mail: psherry@ford.com

     with a copy to:

          Ford Motor Company
          Office of the General Counsel
          One American Road
          320 World Headquarters
          Dearborn, Michigan 48126
          Attention: Bonnie Gorichan


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          Managing Counsel - ERISA and Employee Benefits
          Facsimile No.: (313) 322-0248
          E-mail: bgoricha@ford.com

     and to:

          Davis Polk & Wardwell
          450 Lexington Avenue
          New York, New York 10017
          Attention: Paul R. Kingsley
          Facsimile No.: (212) 450-3800
          E-mail: paul.kingsley@dpw.com

     if to Visteon, to:

          Visteon Corporation
          One Village Center Drive
          Van Buren Township, Michigan 48111
          Attention: John Donofrio, General Counsel
          Facsimile No.: (734) 710-7132
          E-mail: jdonofri@visteon.com

     with a copy to:

          Weil, Gotshal & Manges, LLP
          767 Fifth Avenue
          New York, NY 10153
          Attention: Michael E. Lubowitz, Esq.
          Facsimile No.: (212) 310-8007
          E-mail: Michael.lubowitz@weil.com

or such other address or facsimile number as such Party may hereafter specify for the purpose by notice to the other Parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

     Section 5.02. Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each Party to this Agreement, or in the case of a waiver, by the Party against whom the waiver is to be effective.

     No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise


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thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

     Section 5.03. Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense.

     Section 5.04. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns; provided that no Party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other Party hereto. Upon any such permitted assignment, the references in this Agreement to the ACH shall also apply to any such assignee unless the context otherwise requires.

     Section 5.05. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Michigan, without regard to the conflicts of law rules of such state.

     Section 5.06. Dispute Resolution. If a dispute arises between the Parties relating to this Agreement, the following shall be the sole and exclusive procedure for enforcing the terms hereof and for seeking relief, including damages, injunctive relief and specific performance:

     (a) The Parties promptly shall hold a meeting of senior executives with decision-making authority to attempt in good faith to negotiate a mutually satisfactory resolution of the dispute; provided that no Party shall be under any obligation whatsoever to reach, accept or agree to any such resolution; provided further, that no such meeting shall be deemed to vitiate or reduce the obligations and liabilities of the Parties or be deemed a waiver by a Party hereto of any remedies to which such Party would otherwise be entitled.

     (b) If the Parties are unable to negotiate a mutually satisfactory resolution as provided above, then upon request by either Party, the matter shall be submitted to binding arbitration before a sole arbitrator in accordance with the CPR Rules, including discovery rules, for Non-Administered Arbitration. Within five business days after the selection of the arbitrator, each Party shall submit its requested relief to the other Party and to the arbitrator with a view toward settling the matter prior to commencement of discovery. If no settlement is reached, then discovery shall proceed. Upon the conclusion of discovery, each Party shall again submit to the arbitrator its requested relief (which may be modified from the initial submission) and the arbitrator shall select only the entire requested relief submitted by one Party or the other, as the arbitrator deems most appropriate. The arbitrator shall not select one Party's requested relief as to certain claims or counterclaims and the other Party's requested relief as to other claims or counterclaims. Rather, the arbitrator must only select one or the other Party's entire requested relief on all of the asserted claims and counterclaims, and the


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arbitrator shall enter a final ruling that adopts in whole such requested relief. The arbitrator shall limit his/her final ruling to selecting the entire requested relief he/she considers the most appropriate from those submitted by the Parties.

     (c) Arbitration shall take place in the City of Dearborn, Michigan unless the Parties agree otherwise or the arbitrator selected by the Parties orders otherwise. Punitive or exemplary damages shall not be awarded. This Section 5.06 is subject to the Federal Arbitration Act, 28 U.S.C.A. Section 1, et seq., or comparable legislation in non-U.S. jurisdictions, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction.

     Section 5.07. Jurisdiction. Subject to Section 5.06, the Parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal court sitting in Michigan or any Michigan State court sitting in the Wayne County or Oakland County, Michigan, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Michigan. Each of the Parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or any objection that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court.

     Section 5.08. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     Section 5.09. Counterparts; Effectiveness; Third Party Beneficiaries. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each Party hereto shall have received a counterpart hereof signed by the other Party hereto. Until and unless each Party has received a counterpart hereof signed by the other Party hereto, this Agreement shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than (i) the Parties hereto and their respective successors and permitted


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assigns under Section 5.04 and (ii) as Ford expressly provided in Section 5.08 of the Visteon "B" Purchase Agreement.

     Section 5.10. Entire Agreement. The Master Agreement between Ford and Visteon dated October 1, 2005, this Agreement, the Contribution Agreement dated September 12, 2005 between Visteon and Automotive Components Holdings, Inc. f/k/a/ VFH Holdings Inc., the other Contribution Agreement Transaction Documents (as defined in the foregoing Contribution Agreement), the Visteon "A" Transaction Agreement, the Visteon "A" Transaction Documents (as defined in the Visteon "A" Purchase Agreement), the Visteon "B" Purchase Agreement, the Visteon "B" Transaction Documents (as defined in the Visteon "B" Purchase Agreement), and the Confidentiality Agreement dated October 1, 2004 between Ford and Visteon, constitute the entire agreement between the Parties with respect to the subject matter of such agreements and supersede all prior agreements and understandings, both oral and written, between the Parties with respect to the subject matter of such agreement.

     Section 5.11 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

     Section 5.12. Specific Performance. The Parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the courts specified in Section 5.07.


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
     IN WITNESS WHEREOF, Ford and Visteon have caused this Agreement to be executed in multiple counterparts by their duly authorized representatives.

FORD MOTOR COMPANY                       VISTEON CORPORATION


By: /s/ Donat R. Leclair                 By: /s/ James F. Palmer
    ----------------------------------       -----------------------------------
Name: Donat R. Leclair                   Name: James F. Palmer
      --------------------------------         ---------------------------------
Title: Executive Vice President          Title: Executive Vice President
       and Chief Financial Officer              and Chief Financial Officer
       -------------------------------          --------------------------------


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